Capstone Companies, Inc.

Third Quarter 2019 Earnings Conference Call

November 18, 2019

Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

C O R P O R A T E   P A R T I C I P A N T S

Aimee C. Gaudet, Corporate Secretary

Stewart Wallach, President, Chief Executive Officer and Chairman of the Board

Gerry McClinton, Chief Financial Officer, Chief Operating Officer, Director

P R E S E N T A T I O N

Operator:

Greetings. Welcome to Capstone Companies Inc. Third Quarter 2019 Financial Results Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. Please note this conference is being recorded.

I will now turn the conference over to Aimee Gaudet, Corporate Secretary for Capstone Companies. Thank you. You may begin.

Aimee C. Gaudet:

Thank you, Sherry, and good morning to everyone. On the call today is Stewart Wallach, Capstone’s President and Chief Executive Officer, and Gerry McClinton, Chief Financial Officer. They will be discussing the third quarter 2019 financial results, as well as give us an update on the strategy and outlook, followed by a question-and-answer session.

If you do not have the release that was distributed on Thursday, it is available on the Company’s website at www.capstonecompaniesinc.com. As you are aware, we may make forward-looking statements during today’s presentation. These statements apply to future events which are subject to risks and uncertainties, as well as other factors that could cause the actual results to differ materially from where we are today. These factors are outlined in our earnings release, as well as in documents filed by the Company with the Securities and Exchange Commission, which can be found at www.capstonecompaniesinc.com or SEC.gov.

With that, I’ll turn it over to you, Stewart.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Stewart Wallach:

Thank you, Aimee, and good morning to everyone. I appreciate your time with us today.

Before introducing Gerry to review the third quarter 2019 financial results, I’d like to revisit a few salient points of discussion that were raised during our Q2 conference call. During the subject webcast, we highlighted the strength of our backlog and forecasted strong Q3 revenues. I’m pleased to report we achieved our goals, and while year-to-date revenues declined slightly, our net income significantly improved. We also highlighted our activities relative to supply chain transitions from China to Thailand to mitigate the uncertainty and related tariff penalties resulting from the U.S./China trade war.

Finally, we discussed the importance of expanding the Company’s Product portfolio beyond LED products into the emerging smart home electronics market. While we continue to support our core LED product line, as evidenced in our year-to-date revenues, the expansion into the electronics market before it’s (phon) Capstone is substantial growth opportunity.

I will expand upon these points in the discussion following Gerry’s review of the financials.

Gerry McClinton:

Thank you, Stewart, and good morning, everyone.

Let’s go straight into the numbers. Net revenues for the third quarter ended September 30, 2019 and 2018 were approximately $5.4 million and $5.7 million respectively, a decrease of $372,000 from 2018. The strategic transitioning of lighting products from licensed brand to the Capstone brand has been a very positive impact on our year-to-date results.

Capstone Lighting generated $5.4 million in the third quarter 2019 compared to $2.8 million in 2018. Licensed products had zero sales in the quarter compared to $2.9 million of revenue in 2018. The newly launched Battery-Powered LED product represented $3.5 million of the LED revenue in the quarter. For the nine-months ended September 30, 2019, net revenues were approximately $11.7 million, a decrease of $149,000 from $11.9 million in 2018.

The Capstone brand generated $11.7 million of revenue for the period as compared to $4.6 million in 2018. That’s an increase of $7.1 million. Licensed products had zero sales in 2019 compared to $7.1 million of revenue in 2018. Approximately $9.5 million of revenue resulted from the new LED product introduction during the period.

For the three-months ended September 30, 2019 and 2018, International sales were approximately $374,000 and $89,000 respectively, and $776,000 and $551,000 respectively for the nine-months ended September 30, 2019 and 2018.

Gross profit for the three-months ended September 30, 2019 and 2018 was approximately $1,215,000 and $1,330,000 respectively. That’s a slight decrease of $115,000. Gross profit as a percent of revenue was 22.7% in the third quarter 2019 as compared to 23.2% in 2018. Gross profit for the nine-months ended September 30, 2019 and 2018 was approximately $2,576,000 and $2,710,000 respectively, a slight reduction of $134,000. Gross profit as a percent of revenue for the nine-month period was 21.9% and 22.8% respectively.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Now, to support the promotion of Capstone LED products during the nine months of 2019, the Company has invested approximately $1,133,000 in marketing funds used by the retailer to promote new LED product expansion. This investment was a $573,700 increase compared to $559,000 invested in the same period 2018. This investment had the impact of reducing gross profit by 3.6% during the nine-months ended September 30, 2019.

Total operating expenses for the three-months ended September 30, 2019 were approximately $847,300 as compared to $1,150,000 in 2018, a decrease of $303,000. For the nine-months ended September 30, 2019, total operating expenses were $2,573,000 as compared to $3,297,000 in 2018; that’s a decrease of $723,500.

The two areas most impacted by operating expense reductions were basically the sales and marketing and then the product development areas, so let’s look at those. Sales and marketing for the three-months ended September 30, 2019 and 2018 were $102,000 compared to $359,700 in 2018; that’s a reduction of $257,500. Royalty expenses were zero and $148,000 in 2018 respectively, as if all sales were Capstone brands. Sales representative commissions also were reduced by $81,500 in the quarter.

We did incur $35,000 of fees from a marketing agency that we did not have in 2018. For the nine-months ended September 30, 2019 and 2018, sales and marketing expenses were $329,500 compared to $838,300 respectively; that’s a reduction of $508,000. Total royalty expenses for the nine-months period was zero and $334,000 respectively. Sales commissions were also reduced by $179,200 from $223,700 in 2018. Now, the strategic plan of transitioning to Capstone Lighting brands was the primary cause for reducing this expense category during the period.

Product development expenses for the three-months ended September 30, 2019 and ‘18 were approximately $81,000 and $95,700 respectively; that’s a slight decrease of $14,600. During the quarter, the Company continued to invest $44,500 in software and hardware development for the Connected Surfaces project. For the nine-months ended September 30, 2019, product development expenses were approximately $260,000 as compared to $386,000 for 2018; that’s a decrease of $125,000. During the period, we invested $151,000 in software and hardware development for the Connected Surfaces project compared to $176,000 in 2018.

Prototypes (phon) after development and product testing expense was $14,000 in 2019 compared to $64,000 in 2018, a reduction of $51,000, as sample costs were reduced as we didn’t attend the 2019 International Hardware Show this year.

Operating income for the three-months ended September 30 was $367,000 compared to income of $180,000 in 2018; that’s an increase of $187,000. For the nine-months ended September 30, 2019, operating income of $2,000 compared to a loss of $586,000 in 2018, an improvement of $588,000. Net income for the nine-months ended September 30, 2019 was approximately $11,000 compared to a net loss of $370,000 in the same period 2018.

Looking back in the quarter, let’s summarize the overall financial performance. Gross sales were up $5.4 million; operating expenses were $847,000, that’s a reduction of $303,000; operating income was $367,000, an increase of 104% over 2018. At the same time, the Company continued to support Management’s strategic objectives by investing in the third quarter $177,000 for marketing funds and promotional allowances, $35,000 for marketing services for supporting the Smart Mirror program, $44,000 in continued development of Connected Surfaces software. That’s a total of $257,000 of strategic expenses that were incurred in the quarter.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

In summarizing the financial performance for the nine-months ended September 30, 2019, sales were $11.7 million and it was all Capstone brands, no royalty fees; operating expenses were $2,570,000, a reduction of $724,000; operating income was $2,000, a $588,000 improvement performance over 2018. At the same time, the Company continued to support Management’s strategic objective by investing 1.1 million for 2019 marketing funds and promotional allowances, $70,000 for marketing services supporting our Smart Mirror program, $151,000 in continued development of the Connected Surfaces software, $19,000 in developing the Company’s new website.

In total, we have expensed $1.3 million of strategic funds in the nine-months ended September 30, 2019, which impacted the overall net income performance in the period. However, we would note that this strategic investment has been financed through operating cash flow and did not result in the incurrence of any debt or interest.

I’ll take a look at liquidity and capital resources. Our cash balances as of September 30, 2019 and December 31, 2018 was $2.3 million and $3.8 million respectively; that’s a reduction of $1.5 million. The Company also had additional borrowing, which we didn’t use, under the bank agreement of approximately $1.8 million. As of September 30, 2019 and December 31, 2018, the starting (phon) bank loan balance for both periods was zero.

Cash used in operating activities in the nine-months ended September 30 was approximately $1.4 million compared to approximately $56,000 provided by during the same period 2018. The cash usage in the period resulted from $106,000 decrease in sales allowances and $2 million increase in accounts receivable, resulting from the increased revenue in the quarter. Now, this is was partially offset by $454,000 increase in accounts payable and $107,000 decrease in pre-paid expense.

Cash flows used in financing activities for the nine-months ended September 30, 2019 and 2018 was approximately $48,000 and zero respectively. During the period, the Company repurchased 293,945 shares at a cost of $48,000.

At September 30, the Company was in full compliance with all the terms due to existing credit funds. Based on past performance and current expectations, Management believes that our cash on hand, our availability under the credit line, and anticipated cash flow from operations will be adequate to meet the Company’s needs for our daily operations and capital expenditures for at least the next 12 months. With our working capital position, we believe that we have the ability to continue to invest in further development of our products.

This concludes my report. Stewart, I’ll pass it back to you.

Stewart Wallach:

Thank you, Gerry. Briefly continuing our discussion regarding Capstone’s expanded Product portfolio, we are preparing for our formal launch at the Consumer Electronics Show 2020; that’s the first week in January.

We did face some delays in our development efforts which limited our ability to deliver the Smart Mirror program in time for the holiday selling season. There was a high level of interest but, again, these products would’ve had to been available as early as September and that simply was not the case. That being said, we did capitalize on the delays and proceeded with our market introductions through social media channels and expanded the product line for our CES exhibition.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Moreover, we have established supply chain and production in Thailand which will support the competitive pricing objectives as planned prior to the tariff penalties being imposed on China production. The Thai facility production will be triggered when the Smart Mirror program scales up. We will continue to produce prototypes, small sample runs, and possibly initial small orders in China to avoid missing any early opportunities that may occur in the balance of 2019.

In short, we are fully prepared to exploit this new venture to its fullest potential. The Company will continue to achieve its goals in a disciplined and controlled manner. We have demonstrated our commitment to containing costs, managing cash, while embracing innovation. We look forward to these best practices, yielding rewards for all Capstone shareholders in the near future. It’s an exciting time for the Company as it makes its foray into the emerging electronics field.

At this time, I’d like to personally thank our long-term shareholders for your continued support, and to our new and potential shareholders, I would like to welcome you to Capstone’s new exciting chapter.

Aimee C. Gaudet:

Thank you, Stewart. Before opening up the lines, I’d like to address some of the questions that we’ve received via e-mail. First question that came in: can you provide some more specifics regarding the supply chain status in Thailand?

Stewart Wallach:

Yes. At this point, we have processed pilot orders to formally test each aspect of manufacturing and logistics out of Thailand. We don’t foresee any issues and we’ve also gained factory approval through the stringent (phon) auditing process which is required by our big-box retail partners. In short, the Thai factory is ready to proceed and ready to become part of our supply chain.

Aimee C. Gaudet:

Okay. Great. Next question: gross profit for the three-months ended September 30, 2019 was $1.2 million, slightly lower than $1.3 million in 2018. As a percent of revenue, gross margin was 22.7% in the quarter compared to 21.3% for the six-months year-to-date 2019. Does this mean we can expect positive gross margin trends in future periods?

Gerry McClinton:

Let me take this one, Stewart. Gross margin will vary greatly based on our product mix, the shift in the quarter, and the level of strategic investment in our marketing fronts. As an example, during the nine months in 2019, gross margin was 21.9% of revenue compared to 22.8% in 2018; overall, a slight decrease. However, what makes this period so special is that this performance was achieved after we had invested $573,000 of additional marketing funds more than we did in 2018. To compare, if we hadn’t made that investment, then the gross margin would have been trending at approximately 25.5%, not 21.9% as reported. We envision that the current product mix and gross margin trend will continue to grow.

Aimee C. Gaudet:

Thanks, Gerry. Next question: total operating expenses were greatly reduced from 2018 and contributed significantly to improve performance. Can you provide some detail as to how this was achieved and if this trend will continue?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Stewart Wallach:

That’s a good observation. This achievement was the direct result of our overall strategic plan, which Gerry referenced in the webcast. When the threat of increased tariffs was initially raised approximately—it’s almost three years ago now—we had to determine a strategy to mitigate rising costs. Part of that strategy was to promote the Capstone brand rather than licensed brands. This has resulted in cost reductions through the elimination of royalty fees. At the same time, we have invested substantially in retail support campaigns to stimulate Capstone-branded product sell-through. This strategy should continue into 2020, provided margins remain consistent as well.

Aimee C. Gaudet:

Okay. Thanks, Stewart. Next question: could you provide an update on the Smart Mirror release and when the product will be ready to ship?

Stewart Wallach:

All right. As referenced in the webcast, while we experienced some delays in development, we continue to introduce and promote the program through our social media channels in anticipation of the formal CES launch. We are beginning to receive early adopter orders through our website, and these shipments are expected to commence before year-end.

Aimee C. Gaudet:

Okay. Great. I’m starting to see the Smart Mirror on social media channels, like Facebook and Instagram; this is very exciting. Can you confirm this campaign is going to continue into 2020, and is it meeting your initial campaign objectives?

Stewart Wallach:

It’s great to know that you’re starting to experience another dimension of Capstone’s marketing. As far as these campaigns continuing, absolutely; these programs are managed internally by our social media strategist and we plan to expand on these initial programs as sales are realized. You may or may not have seen our Smart Mirror giveaway which was just announced in a PR last week, but it is performing to plan in establishing awareness and excitement for the new program.

By the way, if you haven’t seen it, please be sure to visit CapstoneConnectedHome.com. I think you’ll be impressed with what you see.

Aimee C. Gaudet:

Okay. While this is all very exciting and sets the stage for future growth, can you shed any light on when you think revenues will come in and how large the business is? Maybe, Stewart, you can...

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Stewart Wallach:

Well, keep in mind that our core LED programming continues to be supported and has generated approximately $12 billion through Q3 2019. The Smart Mirror programming is expected to generate revenues in early 2020. The size of the market is what is most exciting. As I have stated in previous webcasts, however, while on in a position to project revenues this early on, consider that reaching only 1% of households that have fixed broadband would translate to 1 million homes. Also, keep in mind retail prices of our Smart Mirror will start at approximately $500. This is a major transition in our Product portfolio.

Aimee C. Gaudet:

Okay. Last question: can you please provide an update on Capstone’s repurchase program? Are you still repurchasing stock?

Gerry McClinton:

I’ll answer that one. Yes, the program remains active. The broker has continued to purchase shares under specific terms and conditions. To date, we have purchased 293,945 shares. Moreover, I’d like to point out that insiders and directors have not initiated any sales of their stock. So, this whole program is well (phon) moving forward.

Aimee C. Gaudet:

Thanks, Gerry. There, Sherry, you can open the lines up.

Operator:

Thank you. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Once again, it is star, one on your telephone keypad. We will pause for brief moment.

There are no phone questions at this time. Would you like to make closing remarks?

Stewart Wallach:

Thanks, Sherry. Yes. On behalf of everybody here today, I would like to just thank you. It’s an unusual timeslot for us doing the webcast on Monday morning, but we had some conflict with my travel schedules. I appreciate those that have made it this morning, and for those that were not able to make it, possibly you’ll revisit the recorded transcript on our site.

We will keep you advised of the developments, particularly as it relates to our Smart Mirror programming. It’s exciting. We’ve had a few false starts with this, which is not unusual in technology development. But, we are on track. We plan on making a major launch at CES. Please stay tuned and tune in, particularly into our social media coverage because the response is amazing. It’s resonating very well with the consumer markets.

Once again, thank you and wish you all a safe and happy holiday season.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2019 Earnings Conference Call, November 18, 2019

Operator:

This concludes today’s conference. You may disconnect your lines at this time and thank you for your participation.
ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
1-888-562-0262    1-604-929-1352    www.viavid.com

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
1-888-562-0262    1-604-929-1352    www.viavid.com